CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-284778 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Sionna Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 20, 2025